SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

VIVEVE MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Viveve Medical, Inc.

150 Commercial Street

Sunnyvale, California 94086

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held August 22, 2016

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Viveve Medical, Inc. (“Viveve”, the “Company”, “we”, “us”, “our”) on August 22, 2016, which will be held at Rosewood Sand Hill Hotel, 2825 Sand Hill Road, Menlo Park, California 94025 at 12:00 p.m., local time (the “Annual Meeting”). Enclosed with this letter are your Notice of Annual Meeting of Stockholders, proxy statement and proxy voting card.  The proxy statement included with this notice discusses each of the proposals to be considered at the Annual Meeting. We have included with these materials our Annual Report on Form 10-K for the year ended December 31, 2015.

At this year’s meeting, you will be asked to: (1) elect seven directors to serve until our next annual meeting or until the election and qualification of their successors; (2) approve the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”); (3) ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2016; (4) participate in an advisory vote to approve the compensation of the named executive officers as disclosed in the proxy statement; and (5) transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

The Board of Directors has fixed the close of business on July 21, 2016 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.

I hope that you attend the Annual Meeting in person. Whether or not you plan to be with us, please vote over the Internet, by telephone, or by completing and returning the enclosed proxy card promptly in the enclosed envelope.

Sincerely,

/s/ Patricia Scheller
Patricia Scheller
Chief Executive Officer

Sunnyvale, California
July 28, 2016

Viveve Medical, Inc.

150 Commercial Street

Sunnyvale, California 94086

Notice of Annual Meeting of Stockholders

to be held August 22, 2016

To the Stockholders of Viveve Medical, Inc.:

The 2016 Annual Meeting of Stockholders will be held at Rosewood Sand Hill Hotel, 2825 Sand Hill Road, Menlo Park, California 94025 at 12:00 p.m., local time, on August 22, 2016. During the Annual Meeting, stockholders will be asked to:

(1)	elect seven directors to serve until our next annual meeting or until the election and qualification of their successors;

(2)	approve the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan;

(3)	ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

(4)	participate in an advisory vote to approve the compensation of the named executive officers as disclosed in the proxy statement; and

(5)	transact any other business properly brought before the Annual Meeting or any adjournments and postponements thereof.

If you are a stockholder as of July 21, 2016, you may vote at the meeting. The date of mailing this Notice of Meeting and proxy statement is on or about July 28, 2016.

By order of our Board of Directors:

/s/ Scott Durbin
Scott Durbin

Chief Financial Officer and Secretary

July 28, 2016

PROXY STATEMENT

This proxy statement and the accompanying proxy card are first being mailed on or about July 28, 2016 to owners of shares of common stock of Viveve Medical, Inc. (which may be referred to in this proxy statement as “we,” “us,” “Viveve,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for our annual meeting of stockholders to be held on August 22, 2016 at 12:00 p.m., local time, at Rosewood Sand Hill Hotel, 2825 Sand Hill Road, Menlo Park, California 94025 (referred to as the “Annual Meeting”). This proxy statement is deemed to form part of and is incorporated into the attached Notice of Annual Meeting of Stockholders. This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

CONTENTS

●	About The Meeting: Questions and Answers – page 2
●	Executive Officers, Directors and Corporate Governance – page 6
●	Executive Compensation and Related Information – page 14
● ●	Security Ownership of Certain Beneficial Owners and Management – page 18 Report of the Audit Committee – page 22
●	Proposal 1 – Election of Directors – page 23
●	Proposal 2 – Approval of the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan – page 24
●	Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm – page 27
●	Proposal 4 – Non-Binding Advisory Proposal Regarding Executive Compensation – page 29
●	Requirements for Advance Notification of Nominations and Stockholder Proposals – page 30
●	Other Matters – page 30

Appendix A – Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE OVER THE INTERNET, BY TELEPHONE OR MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

THANK YOU FOR ACTING PROMPTLY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 22, 2016: The Notice of Annual Meeting of Stockholders, proxy statement and Annual Report on Form 10-K for the year ended December 31, 2015 are also available at http://www.viveve.com, which does not have “cookies” that identify visitors to the site.

About The Meeting: Questions And Answers

What am I voting on?

At this year’s meeting, you will be asked to:

(1)	elect seven directors to serve until our next annual meeting or until the election and qualification of their successors;

(2)	approve the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan;

(3)	ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

(4)	participate in an advisory vote to approve the compensation of the named executive officers as disclosed in the proxy statement; and

(5)	transact any other business properly brought before the Annual Meeting or any adjournments and postponements thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on July 21, 2016 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote. There were 10,606,919 shares of common stock outstanding on July 21, 2016. From August 12, 2016 through August 21, 2016, you may inspect a list of stockholders eligible to vote. The list of stockholders will be made available at our offices during normal business hours. If you would like to inspect the list, please call Jim Robbins, our Vice President of Finance, at (408) 530-1900 Ext. 219 to arrange a visit to our offices. In addition, the list of stockholders will be available for viewing by stockholders at the Annual Meeting.

How do I vote?

You may vote over the Internet, by mail or in person at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Vote by Internet.    Registered stockholders can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Sunday, August 21, 2016. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to return a proxy card.

Vote by Telephone.    Registered stockholders can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on Sunday, August 21, 2016. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail.    If you are a registered stockholder and received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Broadridge Financial Solutions, Inc. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote in Person at the Meeting.    If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If your shares are held in the name of a bank, broker or other nominee (a “Nominee”), you will receive separate voting instructions from your Nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your Nominee. Please check with your Nominee and follow the voting instructions it provides.

You should instruct your Nominee how to vote your shares. If you do not give voting instructions to the Nominee, the Nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Under the regulations applicable to the New York Stock Exchange member broker firms (some of whom are the record holders of shares of our common stock), the uncontested election of directors is no longer considered a routine matter. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your Nominee instructions on how to vote your shares with respect to any non-routine matters, votes may not be cast on your behalf.  If your Nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes and abstentions will be counted as present for purposes of determining whether enough stockholders are present to hold our Annual Meeting. A broker non-vote will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Patricia Scheller, our Chief Executive Officer, and Scott Durbin, our Chief Financial Officer, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted. Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated slate of directors (see Proposal 1); “FOR” the approval of the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan (see Proposal 2); “FOR” the ratification of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (see Proposal 3); and “FOR” the approval of the non-binding advisory proposal regarding executive compensation (see Proposal 4). We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	Notifying our Vice President of Finance, Jim Robbins, in writing at 150 Commercial Street, Sunnyvale, California 94086, that you are revoking your proxy;

●

Submitting a proxy at a later date via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

●	Attending and voting by ballot at the Annual Meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions your Nominee provides.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will act as the inspector of election and count the votes.

What constitutes a quorum?

In accordance with Article I, Section 5 of our Bylaws, the holders of a majority in interest of all stock issued, outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If a meeting of Stockholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that it is adjourned. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes cast on the resolution. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be counted as a vote cast with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Approval of the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”).  For Proposal 2, the approval of the Plan requires the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter.

Ratification of the Appointment of Independent Registered Public Accounting Firm. For Proposal 3, the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval.

Approval of the non-binding advisory proposal regarding executive compensation. For Proposal 4, the affirmative vote of a majority of the votes cast by the holders of all of the shares of common stock present or represented and voting on such matter will be required for approval, however, the vote is non-binding.

Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter at the meeting in order to be approved, except when a different vote is required by law, our certificate of incorporation or our Bylaws.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum. A broker non-vote will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of votes cast by the holders of all of the shares present in person or represented by proxy at the meeting and entitled to vote on such matter, while abstentions will be treated as a vote against such proposal. Accordingly, broker non-votes will not have any effect on Proposals 2, 3 or 4 while abstentions will be treated as votes against Proposals 2, 3, and 4. Neither abstentions nor broker non-votes will have any effect on Proposal 1.

What percentage of our common stock do our directors and officers own?

As of July 21, 2016, our director-nominees and executive officers beneficially owned approximately 30% of our outstanding common stock, excluding shares of common stock that are not issuable within sixty days. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 18 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone or facsimile.  We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

Burr Pilger Mayer, Inc. served as the independent registered public accounting firm auditing and reporting on our consolidated financial statements for the fiscal year ended December 31, 2015 and has been appointed to serve as our independent registered public accounting firm for 2016. We expect that representatives of Burr Pilger Mayer, Inc. will be physically present or be available via phone at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	FOR the election of the nominated directors (see Proposal 1);

●	FOR the approval of the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan (see Proposal 2);

●	FOR the ratification of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (see Proposal 3); and

●	FOR the approval of the non-binding advisory proposal regarding executive compensation (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

EXECUTIVE OFFICERS, DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of all of our directors and executive officers. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position
Patricia Scheller	55	Chief Executive Officer and Director
Brigitte Smith	49	Chairman of the Board of Directors
Daniel Janney	50	Director
Jon Plexico	47	Director
Arlene Morris	64	Director
Lori Bush	60	Director
Debora Jorn	58	Director
Scott Durbin	47	Chief Financial Officer, Secretary
James Atkinson	58	Chief Business Officer, President

Biographical information with respect to our executive officers and directors is provided below. There are no family relationships between any of our executive officers or directors.

Patricia Scheller. Ms. Scheller was elected as a director of Viveve Medical, Inc. on September 18, 2014 (with her service beginning following the merger with PLC Systems Acquisition Corporation that was completed on September 23, 2014) and has been a director of our wholly-owned subsidiary, Viveve, Inc., since June 2012. Ms. Scheller also serves as our Chief Executive Officer and, since May 2012, as Chief Executive Officer of Viveve, Inc. Prior to joining Viveve, Inc., she served as the Chief Executive Officer of Prescient Medical, Inc. (“PMI”), a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks, from September 2004 through April 2012 and as a director of PMI from July 2004 to September 2011. Prior to joining PMI, from August 2003 to September 2004, she was the Chief Executive Officer of SomaLogic, a biotechnology company focused on the development of diagnostic products using aptamer technology. From December 2000 to April 2003, Ms. Scheller also managed several business units at Ortho-Clinical Diagnostics, a Johnson & Johnson company, and from October 1997 to November 2000 served in key executive positions at Dade Behring, a clinical diagnostics firm. While at Dade Behring Holdings, Inc., she directed the commercialization of the hsCRP diagnostic test, a screening test for systemic inflammation, which has been shown to increase the risk of heart attacks. The hsCRP test was the first diagnostic test added to the cardiac test panel by the Centers for Disease Control and Prevention and the American Heart Association in over 30 years. As Director of Cardiology Systems at Cordis Corporation (a Johnson & Johnson company) from February 1994 to February 1996, Ms. Scheller managed the launch of the first Palmaz-Schatz® balloon-expandable coronary stent, the first major product entry into what became a $6 billion market. Ms. Scheller received a B.S.E. degree in Biomedical Engineering from Duke University and completed executive business education programs at Harvard University, Massachusetts Institute of Technology, Columbia University and Northwestern University. Because of her extensive experience in the healthcare industry, we concluded that Ms. Scheller should serve as a director.

Brigitte Smith. Ms. Smith was elected as a director of Viveve Medical, Inc. on September 18, 2014 (with her service beginning following the merger with PLC Systems Acquisition Corporation that was completed on September 23, 2014) and has been a director of Viveve, Inc. since January 2007. Ms. Smith is co-founder and Managing Director of GBS Venture Partners Pty Ltd., a leading Australian life science venture capital investor founded in 1998 whose fund, GBS Bioventures III, is one of our significant stockholders. GBS Venture Partners Pty Ltd. has completed more than 40 medical device and life science investments for companies based in Australia and the U.S. Before joining GBS Venture Partners Pty Ltd., Ms. Smith worked with high-tech start-up companies in Australia and the U.S. in fundraising and business development roles. From 1990 to 1992 Ms. Smith also served as a consultant for Bain & Company, a strategic management consulting firm. Ms. Smith is also on the board of directors of GBS Venture Partners Pty Ltd. portfolio companies in Australia and the United States. Ms. Smith previously served on the board of directors of KaloBios Pharmaceuticals, Inc., which is listed on the NASDAQ Global Market (KBIO). Ms. Smith earned her Bachelor of Chemical Engineering with Honors from the University of Melbourne, her Master of Business Administration with Honors from the Harvard Business School and her Masters of International Relations from the Fletcher School of Law and Diplomacy in Boston, Massachusetts, where she was also a Fulbright Scholar. Ms. Smith is a Fellow of The Australian Institute of Company Directors. Because of her significant experience in assessing early stage medical device and life sciences companies and her investing experience, we concluded that Ms. Smith should serve as a director.

Daniel Janney. Mr. Janney was elected as a director of Viveve Medical, Inc. on September 18, 2014 (with his service beginning following the merger with PLC Systems Acquisition Corporation that was completed on September 23, 2014). Since November 2012, Mr. Janney has served as a director of Esperion Therapeutics, Inc. (NASDAQ: ESPR). Mr. Janney is a managing director at Alta Partners, a life sciences venture capital firm, which he joined in 1996. Prior to joining Alta, from 1993 to 1996, he was a Vice President in Montgomery Securities’ healthcare and biotechnology investment banking group, focusing on life sciences companies. Mr. Janney is a director of a number of companies including Alba Therapeutics Corporation, Lithera, Inc., Prolacta Bioscience, Inc., Sutro Biopharma and ViroBay, Inc. He holds a Bachelor of Arts in History from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles. Because of Mr. Janney's experience working with and serving on the board of directors of various life sciences companies and his experience working in the venture capital industry, we concluded that he should serve as a director.

Jon Plexico. Mr. Plexico was appointed as a director of Viveve Medical, Inc. on March 14, 2016. Mr. Plexico is currently one of two Managing Members of Stonepine Capital Management, LLC (“Stonepine Management”). Stonepine Management is the General Partner of Stonepine Capital, L.P. (“Stonepine”), a holder of approximately 25% of the outstanding common stock of the Company. Mr. Plexico was appointed to the Board of Directors as a representative of Stonepine, at Stonepine’s election, under the terms of that certain letter agreement dated May 12, 2015 (the “Letter Agreement”) by and between the Company and Stonepine, pursuant to which, among other things, for so long as Stonepine owns at least 15% of the Company’s outstanding equity securities, Stonepine shall have the option, but not the obligation, to designate a Stonepine representative to serve on the Board. The Company and Stonepine entered into the Letter Agreement in connection with a private offering of our securities undertaken in May 2015.

Mr. Plexico has approximately 24 years of life science industry operational and advisory experience, including eight years as Managing Member and Founder of Stonepine Management. Previously, Mr. Plexico was Managing Director at Merriman Curhan Ford & Co., now known as Merriman Capital, where he managed healthcare corporate finance focusing on private investments in public equity, secondary offerings, and mergers and acquisitions. Prior to that, Mr. Plexico was co-founding partner of Venture Ready Partners, a life science advisor providing capital raising services to private biotechnology companies. Mr. Plexico served as director of business development at Chemdex Corporation, an electronic life-science commerce company that grew to 500 employees and completed an initial public offering during his tenure. He began his career at Quidel Corporation, where he became National Sales Manager for the Autoimmune Division. He has served on the boards of directors of Zila, Inc. and Immunetech, Inc. Mr. Plexico is a graduate of Colgate University. Mr. Plexico’s extensive experience in advising life sciences companies and in raising funds for them led us to believe that he should serve as a director.

Arlene Morris. Ms. Morris joined our Board of Directors on May 11 2016. Ms. Morris has served as the CEO of Willow Advisors, LLC since May 2015. From May 2011 to April 2015, Ms. Morris was the President and CEO of Syndax Pharmaceutical, a Boston based epigenetic company. Prior to her employment with Syndax, from June 2003 to February 2011 she was the President, CEO and a member of the board of directors of Affymax, Inc. During her eight years at Affymax, Ms. Morris led the company through the development of OMONTYS peginesatide, a strategic collaboration with Takeda, an initial public offering, and several follow on offerings. Prior to Affymax, Ms. Morris was the President and CEO of Clearview Projects, an advisory firm which counsels biopharmaceutical and biotechnology companies on strategic transactions. Before that, she was the Senior Vice President of Business Development at both Coulter Pharmaceuticals, Inc. and Scios. Ms. Morris began her career at Johnson & Johnson as a sales representative, rising to Vice President of Business Development. Ms. Morris serves on the board of directors of Neovacs SA, Palatin Technologies, Dimension Therapeutics and the Medical University of South Carolina Foundation for Research and Development, as well as Biodel Inc., a publicly traded company. We believe Ms. Morris’ qualifications to serve on our Board include her many years serving as a senior executive with companies in the biopharma industry and her extensive experience serving on boards of directors.

Lori H. Bush. Ms. Bush joined our Board on May 11, 2016. Since January 2016, Ms. Bush has been a consultant, speaker, advisor and activist for micro-entrepreneurship and women’s leadership. From September 2007 to January 2016, Ms. Bush served as the President and General Manager of Rodan + Fields Dermatologists. Prior to joining Rodan + Fields, Ms. Bush served as Chief Operating Officer of Helix BioMedix, Inc., a biopharmaceutical discovery and development company from October 2006 to October 2007, and was the Managing Director of the Gremlin Group, a health and consumer product consulting company from March 2006 to October 2007. From May 2001 to May 2006, Ms. Bush served as President of Nu Skin, a division of Nu Skin Enterprises, a NYSE-listed direct selling company that markets premium quality personal care and nutrition products through a global network of sales representatives. Ms. Bush served as Vice President of Marketing of Nu Skin from February 2000 to May 2001. Prior to joining Nu Skin, she worked at Johnson & Johnson Consumer Products Companies as the worldwide executive director over skin care ventures from May 1998 to February 2000. She also served as Vice President of Professional Marketing at Neutrogena Corporation. Ms. Bush earned a Masters of Business Administration from Temple University and a Bachelor of Science degree from Ohio State University. Until its merger with Wonder Holdings Acquisition Corp., Ms. Bush was a director of Matrixx Initiatives Inc., formerly a publicly traded company. We determined that Ms. Bush should serve as a director because of her extensive executive and marketing experience in the over-the-counter healthcare industry.

Debora Jorn. Ms. Jorn joined our Board on May 11, 2016. From August 2013 through March 2016, Ms. Jorn was Executive Vice President and Group Company Chair of Valeant Pharmaceuticals International, Inc. Ms. Jorn served as Chief Global Marketing Officer of Bausch & Lomb Pharmaceuticals from June 2010 to August 2013. She served as Group Vice President Women’s Healthcare and Fertility at Schering Plough from June 2008 to January 2010. She was the World Wide Vice President Internal Medicine and Early Commercial Input at Johnson & Johnson and the Vice President, Urology at Pharmacia Corporation. From 1989 to 2010, Ms. Jorn served as Acting Head of the ACE Inhibitor Franchise – Merck and Company. She served as Worldwide Vice President of Internal Medicine, Executive Director (Respiratory Franchise), Director of Marketing (Merck Frosst Canada), and various other roles for Merck. Ms. Jorn received her M.B.A from NYU Stern Graduate School of Business Administration and her B.A. from Rutgers University. Ms. Jorn’s extensive executive and marketing experience in the healthcare industry led us to believe that she should serve as a director.

Scott Durbin. Mr. Durbin joined Viveve, Inc. as its Chief Financial Officer in February 2013 and was appointed as the Chief Financial Officer and Secretary of Viveve Medical, Inc. on September 23, 2014. From June 2012 to January 2013, he served as an advisor and Acting Chief Financial Officer for Viveve, Inc. Prior to joining Viveve, Inc., from June 2010 to October 2011, he was Chief Financial Officer of Aastrom Biosciences (“Aastrom”), a publicly traded, cardiovascular cell therapy company. Before Aastrom, he spent six years as Chief Operating and Financial Officer for Prescient Medical (“Prescient”) from May 2004 to June 2010, a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks. Prior to Prescient, from January 2003 to April 2004, he spent several years as a financial consultant for two publicly traded biotech companies, Scios Inc., a Johnson & Johnson company, and Alteon Inc. Mr. Durbin began his career in corporate finance as an investment banker in the Healthcare and M&A groups at Lehman Brothers Inc. from August 1999 to January 2003, where he focused on mergers and acquisitions and financings for the life science industry. At Lehman, he successfully executed over $5 billion in transactions for medical device and biotechnology companies. He began his career as a Director of Neurophysiology for Biotronic, Inc. Mr. Durbin received a B.S. from the University of Michigan and an M.P.H. in Health Management with Honors from the Yale University School of Medicine and School of Management.

James Atkinson. Mr. Atkinson was appointed to serve as the Chief Business Officer and President of the Company and Viveve, Inc. effective as of February 4, 2015. Mr. Atkinson has over 30 years of experience in medical device sales, marketing and business development with both Fortune 50 and start-up medical device companies. Mr. Atkinson was a founding principal at Ulthera, Inc. where he served as Senior Vice President of Sales and Marketing from October 2006 through April 2014. While at Ulthera, he assisted in growing the company from 3 to 165 employees and established a global distribution network that included 42 distributors, covering 52 countries. Mr. Atkinson’s prior experience includes various executive positions, including (i) Vice President of Sales and Marketing for the Cardiac Surgery Division at St. Jude Medical, Inc. from October 2004 to October 2006 where his responsibilities included launching the Biocor® stented tissue valve, recognized as the fastest growing heart valve brand in the industry, (ii) Vice President of Sales for Medtronic Vascular, a $200 million division of Medtronic, Inc., a company whose stock is traded on the New York Stock Exchange (Ticker: MDT), from January 2003 to September 2004 and (iii) co-founder and Vice President of Sales and Business Development for Medical Simulation Corporation. Mr. Atkinson’s career began as a sales representative at Ethicon Endosurgery, a Johnson & Johnson company, where he progressed through positions with increasing responsibility to Regional Manager.

Board of Directors

Our Board may establish the authorized number of directors from time to time by resolution. The number of directors may not be fewer than three and not more than twenty. Currently our Board consists of seven directors. Our current directors, if elected, will continue to serve as directors until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Our Board held 8 meetings during 2015. The Board also acted 15 times by unanimous written consent. All members of the Board attended more than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director). Members of our Board are invited and encouraged to attend each annual meeting of stockholders.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, and after considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors currently serving on the Board, including those nominated for election at the Annual Meeting, are independent within the meaning of NASDAQ Listing Rule 5605 with the exception of Patricia Scheller, who is an executive officer of the Company.

Committees of our Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

Audit Committee

The Audit Committee consists of three directors, Daniel Janney, Jon Plexico and Arlene Morris, who was appointed to the Audit Committee on May 11, 2016 to fill the vacancy left by the resignation of Mark Colella, who resigned on that date. The Board has determined that each of the members of the Audit Committee meets the requirements for independence set forth in NASDAQ Listing Rule 5605(c)(2). In addition, the Board has determined that Daniel Janney qualifies as an “audit committee financial expert” as defined in the rules of the SEC. The Audit Committee operates pursuant to a charter, which can be viewed on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs). The Audit Committee met four times during 2015 with all members in attendance at each meeting. The role of the Audit Committee is to:

●

retain the independent registered public accounting firm, evaluate their independence, qualifications and performance, and approve the terms of engagement for audit services and nonaudit services. In all events, it is the Audit Committee that has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s outside independent registered public accounting firm;

●

review with management and the independent registered public accounting firm, as appropriate, the Company’s financial reports and other financial information provided by the Company to any governmental body or the public, and the Company’s compliance with legal and regulatory requirements;

●	establish and review complaint procedures regarding accounting, internal auditing controls and auditing matters;

●	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems; and

●	provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, and the Board.

Compensation Committee

The Compensation Committee consists of three directors, Arlene Morris and Lori Bush, each of whom was appointed to the Compensation Committee on May 11, 2016 to fill the vacancies created by the resignations of Mark Colella and Carl Simpson, each of whom resigned on that date, and Brigitte Smith. The Compensation Committee met four times during 2015 with all members in attendance at each meeting. The role of the Compensation Committee is to:

●

review and reassess periodically (and where appropriate, make such recommendations to the Board as the Committee deems advisable with regard to) the Company’s processes and procedures for the consideration and determination of director and executive compensation, and review and discuss with management any description of such processes and procedures to be included in the Company’s proxy statement;

●

determine and approve on at least an annual basis the compensation package for the Company’s CEO including base salary, stock options, performance goals, and other compensation, annual performance objectives and goals relevant to compensation with the CEO, and evaluate the performance of the CEO in light of these goals and objectives;

●

make recommendations to the Board regarding incentive‐based or equity‐based compensation plans in which the Company’s officers and employees participate and review and approve all grants of incentive‐based or equity‐based grants for compensation and all grants of stock options (other than those specifically designated for approval by the full Board), in each case consistent with the terms of such plans;

●	on an annual basis, at least one member of the committee shall meet with individual company executives for input on general management and operational activities;

●

periodically review both regional and industry‐wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the CEO, other executive officers and directors, relative to comparable companies in the Company’s industry;

●	approve all guidelines for employment, severance, or change‐in‐control agreements, special or supplemental benefits, or provisions including the same, applicable to all employees; and

●

provide oversight regarding the Company’s public disclosure of director and executive compensation information, and prepare an annual report on executive and director compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders or annual report on Form 10‐K in accordance with the applicable rules and regulations of the Securities and Exchange Commission, any securities exchange on which the Company’s securities are traded, and any other rules and regulations applicable to the Company.

A copy of the charter of the Compensation Committee is available on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs).

The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Governance and Nominating Committee

The Governance and Nominating Committee, or the “Governance Committee”, consists of three directors, Daniel Janney, Brigitte Smith and Debora Jorn, who was appointed to the Governance Committee on May 11, 2016 to fill the vacancy left by the resignation of Mark Colella, who resigned on that date. The Governance Committee met once during 2015 with all members in attendance at the meeting. The role of the Governance Committee is to:

●	identify, review and evaluate individuals qualified to become Board members;

●	recommend nominees to the Board and to each committee of the Board;

●

develop and recommend to the Board criteria for selecting qualified director candidates (including an assessment of any minimum qualifications a nominee for the Board should possess and any specific qualities or skills the Committee believes are necessary for one or more directors to possess);

●	recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and monitor compliance with them; and

●	assist the Board in its annual reviews of the performance of the Board, and each committee.

A copy of the charter of the Governance Committee is available on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs).

Stockholder Communications

Stockholders may communicate with the members of the Board, either individually or collectively, by writing to the Board at 150 Commercial Street, Sunnyvale, California 94086.  These communications will be reviewed by the Corporate Secretary as agent for the non-employee directors in facilitating direct communication to the Board.  The Corporate Secretary will disregard communications that are bulk mail, solicitations to purchase products or services not directly related either to us or the non-employee directors’ roles as members of the Board, sent other than by stockholders in their capacities as such or from particular authors or regarding particular subjects that the non-employee directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-employee directors.

General Communications. The Corporate Secretary will summarize all stockholder communications directly relating to our business operations, the Board, our officers, our activities or other matters and opportunities closely related to us. This summary and copies of the actual stockholder communications will then be circulated to the Board.

Stockholder Proposals and Director Nominations. Stockholders may make proposals for consideration at the Annual Meeting, so long as any such proposal adheres to Regulation 14a-8 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”).

The Governance Committee will consider director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. Stockholders desiring to make a recommendation to the Governance Committee should follow the procedures set forth below regarding stockholder nominations for directors.

Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of the stockholder and (ii) the class and number of shares of the Company’s common stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director of the Company.

The Board will determine whether the nomination was made in accordance with these requirements. If the Board determines that a nomination was not made in accordance with these requirements, the nominating stockholder shall be so notified by the Secretary and the defective nomination shall be disregarded.

Copies of the nominations or recommendations are circulated to the Chairman of the Governance Committee.

Retention of Stockholder Communications. Any stockholder communications which are not circulated to the Board because they do not meet the applicable requirements or criteria described above will be retained by the Corporate Secretary for at least ninety days from the date on which they are received, so that these communications may be reviewed by the directors generally if such information relates to the Board as a whole, or by any individual to whom the communication was addressed, should any director elect to do so.

Distribution of Stockholder Communications. Except as otherwise required by law or upon the request of a non-employee director, the Chairman of the Board will determine when and whether a stockholder communication should be circulated among the Board and Company management.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates must be over the age of nineteen and should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields.  The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in medical device manufacture and distribution; research and development; finance, accounting and banking; or marketing and sales.

In evaluating nominations to the Board of Directors, the Board also looks for depth and breadth of experience within the Company’s industry and otherwise, outside time commitments, special areas of expertise, accounting and finance knowledge, business judgment, leadership ability, experience in developing and assessing business strategies, corporate governance expertise, and for incumbent members of the Board, the past performance of the incumbent director. Each of the candidates nominated for election to our Board was recommended by the Governance Committee.

Risk Oversight

Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, and discussing these assessments with management. The Board’s overall risk oversight, which focuses primarily on risks and exposures associated with current matters that may present material risk to our operations, plans, prospects or reputation, is supplemented by the various committees. The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board. Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. The Company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Board believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer is in the best interests of the Company and will review this determination from time to time.

Director Compensation

The table below sets forth the compensation paid to our directors, exclusive of reimbursed out-of-pocket expenses, during the year ended December 31, 2015 for services provided as a director.

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Brigitte Smith	--	--	43,822	(1)(2)(3)	--	--	--	43,822
Mark Colella	--	--	43,822	(1)(2)(3)	--	--	--	43,822
Carl Simpson	--	--	43822	(1)(2)(3)	--	--	--	43,822
Daniel Janney	--	--	43,822	(1)(2)(3)	--	--	--	43,822

(1) The high and low trading prices of our common stock on the OTCQB during the 30-day period prior to December 16, 2015, the date of grant, were $7.68 and $5.36. Options issued to these directors on December 16, 2015 have an exercise price of $6.00.

(2) Amounts represent the aggregate grant date fair value of the stock option as of December 16, 2015, the option grant date.

(3) As of December 31, 2015, each of Ms. Smith and Messrs. Colella and Janney held options to purchase an aggregate of 19,375 shares of our common stock (2015 option grant: 13,500 shares; and 2014 option grant: 5,875 shares). Mr. Simpson held options to purchase an aggregate of 19,602 shares of our common stock (2015 option grant: 13,500 shares; 2014 option grant: 5,875 shares; and 2007 option grant; 227 shares). The grant date fair value is computed using the Black-Scholes option pricing model. The assumptions underlying the valuation of the equity awards in 2015 are as follows: (i) expected life: 5 years; (ii) interest rate: 1.70%; (iii) volatility: 63%; and (iv) expected dividend yield: none.

Compliance with Section 16 of the Exchange Act

During the year ended December 31, 2015, Jim Robbins, the Company’s Vice President of Finance, overlooked reporting the grant of a warrant. On February 17, 2015, the Company granted to Mr. Robbins a 10-year warrant for the purchase of 5,378 shares of the Company’s common stock at a price of $4.00 per share. The warrant is subject to vesting conditions. Mr. Robbins reported the grant on December 22, 2015.

During the year ended December 31, 2015, James Atkinson was late in reporting two transactions. On May 12, 2015 Mr. Atkinson received a 10-year warrant with an exercise price of $4.24 per share for the purchase of 27,217 shares of the Company’s common stock. The warrant was issued to him in conjunction with a consulting agreement entered into on May 12, 2015 and the transaction was reported on May 28, 2015. On June 12, 2015 Mr. Atkinson, as the custodian for his minor child and through a 10b5-1 Plan, purchased 3,825 shares of the Company’s common stock at a price of $7.19 per share. The purchase was reported on July 22, 2015.

During the year ended December 31, 2015, Mark Colella, a former director, was late in reporting the purchase of a total of 84,461 shares of the Company’s common stock at a price of $2.96 per share made on May 14, 2015. The shares were purchased by 5AM II, L.P. and 5AM Co-Investors II, L.P. (together, the “Funds”). Mr. Colella may be deemed to hold shared voting and investment control of the common stock owned by the Funds. Mr. Colella disclaims beneficial ownership of the shares of common stock owned by the Funds. The purchase was reported on May 29, 2015.

Except as set forth above, we believe that, during fiscal year 2015, our directors, executive officers and beneficial owners of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the written representations of its directors and executive officers.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The table below sets forth, for the last two fiscal years, the compensation earned by (i) each individual who served as our principal executive officer or as the principal executive officer of Viveve Medical, Inc., and (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as our executive officers or as the executive officers of Viveve Medical, Inc. at the end of the last fiscal year. We refer to these individuals in the discussion below as our “named executive officers”.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Patricia Scheller, Chief Executive	2015	346,000	154,696	(1)		785,552	(3)			45,247	(6)	1,331,495
Officer, Viveve Medical, Inc.	2014	335,000	82,943	(2)		297,744	(4)			19,520	(6)	735,207

Scott Durbin, Chief Financial	2015	311,000	97,965	(1)		314,059	(3)			24,222	(6)	747,246
Officer, Viveve Medical, Inc.	2014	298,000	133,882	(2)(5)		121,219	(4)			17,364	(6)	570,463

James Atkinson, Chief Business Officer and President,	2015	290,667	144,904	(1)(9)		417,442	(3)			120,444	(7)	973,457
Viveve Medical, Inc.	2014									50,000	(8)	50,000

(1) The amounts represent the cash and the fair market value of restricted stock (received in lieu of cash) issued to employees for 2015 performance bonuses: (i) Ms. Scheller: cash of $108,990 and restricted stock of $45,706; (ii) Mr. Durbin: cash of $97,965 and restricted stock of $0; and (iii) Mr. Atkinson: cash of $0 and restricted stock of $114,654. The cash portion of the bonus was paid on January 7, 2016. The fair market value of the restricted stock was determined based on the closing stock price of $6.24 on the date of grant, January 4, 2016.

(2) The amounts represent the aggregate fair value of common stock warrants issued for 2014 performance bonuses. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the fair value of the warrants using the Black-Scholes option pricing model. The assumptions underlying the equity awards are as follows: (i) contractual life: ten years; (ii) risk free interest rate: 2.14%; (iii) average volatility: 77.6%; and (iv) expected dividend yield: none.

(3) The amounts represent the aggregate grant date fair value of the stock option awards granted by the Company during 2015. The grant date fair value is computed using the Black-Scholes option pricing model. The assumptions underlying the valuation of the equity awards are as follows: (i) expected term: 5 years; (ii) risk-free interest rate: 1.70%; (iii) average volatility: 63%, and (iv) expected dividend yield: none.

(4) The amounts represent the aggregate grant date fair value of the stock option awards granted by the Company during 2014. The grant date fair value is computed using the Black-Scholes option pricing model. The assumptions underlying the valuation of the equity awards are as follows: (i) expected term: 5 years; (ii) risk-free interest rate: 1.80%; (iii) average volatility: 61%; and (iv) expected dividend yield: none.

(5) The 2014 bonus amount for Mr. Durbin also includes a cash bonus payment of $50,000.

(6) These amounts represent a cash-out of accrued PTO hours in accordance with the Company’s PTO Policy.

(7) The amount represents compensation paid pursuant to the terms of a consulting arrangement with Mr. Atkinson entered into in February 2015, prior to his employment with the Company: (i) cash payments of $33,000; (ii) the aggregate fair value of a common stock warrant issued of $55,086; and (iii) commissions earned of $32,358 but not yet paid. The warrant has a contractual life of ten years and is exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the fair value of the warrant using the Black-Scholes option pricing model. The assumptions underlying the equity awards are as follows: (i) contractual life: ten years; (ii) risk free interest rate: 2.28%; (iii) average volatility: 80.1%; and (iv) expected dividend yield: none.

(8) The amount represents consulting compensation paid pursuant to the terms of a consulting arrangement with Mr. Atkinson entered into in February 2015, prior to his employment with the Company.

(9) The 2015 bonus amount for Mr. Atkinson also includes the aggregate fair value of a common stock warrant issued for a 2015 performance bonus of $30,250. The warrant has a contractual life of ten years and is exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the fair value of the warrant using the Black-Scholes option pricing model. The assumptions underlying the equity awards are as follows: (i) contractual life: ten years; (ii) risk free interest rate: 2.27%; (iii) average volatility: 76.8%; and (iv) expected dividend yield: none.

Outstanding Equity Awards at Fiscal Year-End

Other than as set forth below, there were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our named executive officers as of December 31, 2015.

Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Patricia Scheller	27,711	0	0	$9.92	October 24, 2022
	36,693	80,723	0	$4.80	September 26, 2024
		242,001	0	$6.00	December 16, 2025
Scott Durbin	10,323	0	0	$9.92	February 2, 2023
	14,939	32,865	0	$4.80	September 26, 2024
		96,751	0	$6.00	December 16, 2025
James Atkinson	0	66,875	0	$3.76	February 3, 2025
	0	88,000	0	$6.00	December 16, 2025

Employment Agreements and Arrangements

Patricia Scheller

On May 14, 2012, Viveve, Inc. extended a written offer of employment to Patricia Scheller, the terms of which we have assumed. Pursuant to the agreement, Ms. Scheller serves as our Chief Executive Officer on an at-will basis and as a director. The agreement provides that Ms. Scheller will receive a base salary of $335,000 per year, which is subject to adjustment in accordance with our employee compensation policies in effect from time-to-time.

In addition the agreement provides for: (i) an annual incentive bonus (if approved by the Board, in its sole discretion) in an amount to be determined by the Board; (ii) an incentive payment of $1,000 for every $1 million in new equity financing raised during her first year of service, up to $20,000 (iii) an option for the purchase of 27,711 shares of Viveve, Inc. common stock exercisable at the fair market value on the date of grant, with the right to purchase 25% of the option shares vesting after 12 months of continuous service and the right to purchase the remainder of the option shares vesting in equal monthly installments over the next 36 months of continuous service, with accelerated vesting upon an Involuntary Termination within 12 months of a Change in Control (as those terms are defined in the agreement); (iv) Company-sponsored benefits as in effect from time to time; (v) paid vacation in accordance with our vacation policy, as in effect from time to time; and (vi) continued base salary and benefits for twelve months following an Involuntary Termination. In conjunction with the merger with PLC Systems Acquisition Corporation that was completed on September 23, 2014, the option issued to Ms. Scheller was assumed by us. As a result of the assumption, the number of shares of our common stock subject to the option was computed by multiplying the number of shares of Viveve, Inc. common stock into which the option was exercisable immediately prior to the effective time of the Merger by 0.0080497 (or 0.0010062 on a post- reverse stock split basis), the merger exchange ratio. The exercise price of the option was determined by dividing the option exercise price immediately prior to the effective time of the merger by the exchange ratio (rounded up to the nearest cent).

Scott Durbin

On January 23, 2013, Viveve, Inc. extended a written offer of employment to Scott Durbin, the terms of which we have assumed. Pursuant to the agreement, Mr. Durbin serves as our Chief Financial Officer on an at-will basis. The agreement provides that Mr. Durbin will receive a base salary of $298,000, which is subject to adjustment in accordance with our employee compensation policies in effect from time-to-time.

In addition the agreement provides for: (i) an annual incentive bonus (if approved by the Board, in its sole discretion) in an amount to be determined by the Board; (ii) an incentive bonus of $50,000 in the event a minimum of $1.5 million is raised in equity financing from new investors; (iii) an option for the purchase of 10,323 shares of Viveve, Inc. common stock exercisable at the fair market value on the date of grant, with the right to purchase 101 option shares vesting on the grant date, 2,631 option shares vesting after 12 months of continuous service and the right to purchase the remainder of the option shares vesting in equal monthly installments over the next 36 months of continuous service, with accelerated vesting upon a Change in Control before Mr. Durbin’s service terminates; (iv) Company-sponsored benefits in effect from time to time; (v) paid vacation in accordance with our vacation policy, as in effect from time to time; and (vi) continued base salary and benefits for ten months following an Involuntary Termination. In conjunction with the merger with PLC Systems Acquisition Corporation that was completed on September 23, 2014, the option issued to Mr. Durbin was assumed by us. As a result of the assumption, the number of shares of our common stock subject to the option was computed by multiplying the number of shares of Viveve, Inc. common stock into which the option was exercisable immediately prior to the effective time of the merger by .0080497 (or 0.0010062 on a post- reverse stock split basis), the merger exchange ratio. The exercise price of the option was determined by dividing the option exercise price immediately prior to the effective time of the merger by the exchange ratio (rounded up to the nearest cent).

James Atkinson

In accordance with the terms of an offer letter dated February 4, 2015 (the “Offer Letter”), Mr. Atkinson will receive (i) an annual base salary of $320,000, which is subject to adjustment in accordance with our employee compensation policies in effect from time-to-time, (ii) an initial target bonus of up to 30% of the annual base salary as shall be approved by the Board, (iii) an overachievement bonus in the form of a five-year warrant to purchase up to 13,750 shares of the Company’s common stock at an exercise price equal to the greater of $4.24 per share or the fair market value of the Company’s common stock on the date of grant, contingent upon the achievement of certain goals to be determined by the Board, (iv) an option to purchase 66,875 shares of the Company’s common stock, issued under the Company’s 2013 Stock Option Plan, as amended, and subject to the terms of the applicable stock option agreement and (v) various other standard employee benefits.

In addition, the Offer Letter further provides that Mr. Atkinson’s employment is “at will” and may be terminated at any time and for any reason by either party. In the event of involuntary termination, upon return of all Company property and execution of a general release of any claims against the Company, Mr. Atkinson shall be entitled to (i) continued payment of his base salary for a period of six months and (ii) either (a) a continuation of health insurance coverage until the earlier of the close of six months following his date of termination or eligibility for substantially equivalent health insurance coverage in connection with new employment or self-employment or (b) a lump sum payment in lieu of health insurance coverage, at the sole and absolute discretion of the Company.

The Company provides a 401(k) plan. Participation is voluntary and open to all employees. The Company has not made any contributions to the plan to date.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 21, 2016 regarding the beneficial ownership of our common stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our common stock;

●	our executive officers named in the Summary Compensation Table above;

●	each director; and

●	all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power over the securities reported and that person’s address is c/o Viveve Medical, Inc., 150 Commercial Street, Sunnyvale, California 94086. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of July 21, 2016 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Named Executive Officers and Directors

Patricia Scheller	180,414(2)	1.68%
Scott Durbin	65,815(3)	*
James Atkinson	612,100(4)	5.73%
Brigitte Smith	479,233(5)	4.52%
Daniel Janney	912,553(6)(10)	8.58%
Jon Plexico	2,600,294(7)(8)	24.51%
Arlene Morris	583(7)	*
Lori Bush	583(7)	*
Debora Jorn	583(7)	*

All named executive officers and directors as a group (9 persons)	4,852,158	44.37%

Owners of More than 5% of Our Common Stock

Stonepine Capital, L.P. (8) 919 NW Bond Street, Suite 208 Bend, Oregon 97701	2,299,711	24.51%
5AM Ventures II, L.P. (9) 2200 Sand Hill Road, Suite 110 Menlo Park, California 94025	913,780	8.61%
Alta Bioequities, L.P. (10) One Embarcadero Center, Suite 3700 San Francisco, California 94111	907,205	8.53%
Laurence W. Lytton (11) 467 CPW New York, New York 10025	600,000	5.66%
RTW Master Fund, Ltd. (12) c/o Intertrust Corporate Services (Cayman) Limited 190 Elgin Avenue, George Town Grand Cayman KY1-9001, Cayman Islands	594,226	5.60%

 *Less than 1%

(1) Based on 10,606,919 shares of common stock issued and outstanding as of July 21, 2016.

(2) Included in this amount are 25,339 shares of common stock, the right to purchase 27,711 shares of common stock underlying a 10-year option having an exercise price of $9.92 per share, the right to purchase 56,262 shares of common stock underlying a 10-year option having an exercise price of $4.80 per share, the right to purchase 45,375 shares of common stock underlying a 10-year option having an exercise price of $6.00 per share, and a 10-year warrant to purchase 25,727 shares of common stock at an exercise price of $4.00 per share. Excludes 7,325 shares of common stock underlying a restricted stock award that will vest within one-year of January 4, 2016. Excludes 257,780 shares of common stock underlying unvested options.

(3) Included in this amount are 6,568 shares of common stock, the right to purchase 10,323 shares of common stock underlying a 10-year option having an exercise price of $9.92 per share, the right to purchase 22,906 shares of common stock underlying a 10-year option having an exercise price of $4.80 per share, and a 10-year warrant to purchase 26,018 shares of common stock at an exercise price of $4.00 per share. Excludes 121,648 shares of common stock underlying unvested options.

(4) Included in this amount are 433,737 shares of common stock owned of record by Charles Schwab & Co. Inc. for the benefit of James Gregory Atkinson IRA Contributory Account #3027-4954, of which James Atkinson is the sole beneficiary, 98,099 shares of common stock owned of record by the Atkinson Family Revocable Trust Dated 08/26/2013, of which Mr. Atkinson is co-trustee, 3,825 shares of common stock owned of record by Mr. Atkinson as custodian for the account of a minor child, the right to purchase 26,472 shares of common stock underlying a 10-year option having an exercise price of $3.76 per share, the right to purchase 16,500 shares of common stock underlying a 10-year option having an exercise price of $6.00 per share, a 10-year warrant to purchase 27,217 shares of common stock at an exercise price of $4.24 per share, and a 10-year warrant to purchase 6,250 shares of common stock at an exercise price of $5.60 per share. Excludes 11,525 shares of common stock underlying a restricted stock award that will vest within one-year of January 4, 2016. Excludes 111,905 shares of common stock underlying unvested options.

(5) Included in this amount are 24,033 shares of common stock, the right to purchase 2,816 shares of common stock underlying a 10-year option having an exercise price of $4.80 per share, and the right to purchase 2,532 shares of common stock underlying a 10-year option having an exercise price of $6.00 per share. Excludes 14,027 shares of common stock underlying unvested options. Also included in this amount are 449,852 shares of common stock owned of record by GBS Venture Partners Pty Ltd., as trustee for GBS BioVentures III. Brigitte Smith is the Managing Partner of GBS Venture Partners Pty Ltd. and has voting and investment power over the shares beneficially owned by GBS BioVentures III.

(6) Includes the right to purchase 2,816 shares of common stock underlying a 10-year option having an exercise price of $4.80 per share, and the right to purchase 2,532 shares of common stock underlying a 10-year option having an exercise price of $6.00 per share. Excludes 14,027 shares of common stock underlying unvested options.

(7) Includes the right to purchase 583 shares of common stock underlying a 10-year option having an exercise price of $7.74 per share. Excludes 4,667 shares of common stock underlying the unvested portion of the option.

(8) Included in this amount are 2,599,711 shares of common stock owned of record by Stonepine Capital, L.P. Stonepine Capital Management, LLC is the general partner of Stonepine Capital, L.P. Jon M. Plexico and Timothy P. Lynch are the Managing Members of Stonepine Capital Management, LLC and have shared voting and investment power over the shares beneficially owned by Stonepine Capital, L.P.

(9) Dr. John Diekman, Andrew J. Schwab and Dr. Scott M. Rocklage, the managing members of 5AM Partners II, LLC, have shared voting and investment power over the shares beneficially owned by 5AM Ventures II, L.P. As the managing members of 5AM Partners II, LLC, these individuals also have voting and investment power over 36,057 shares of common stock owned of record by 5AM Co-Investors II, L.P. 5AM Partners II, LLC is the general partner of both 5AM Ventures II, L.P. and 5AM Co-Investors II, L.P.

(10) Included in this amount are 881,955 shares of common stock owned of record by Alta Bioequities, L.P. and a 10-year warrant to purchase 25,250 shares of common stock at an exercise price of $4.24 per share held by Alta Bioequities, L.P. Alta Bioequities Management, LLC is the general partner of Alta Bioequities, L.P. Daniel Janney is the Managing Director of Alta Bioequities Management, LLC and has voting and investment power over the shares beneficially owned by Alta Bioequities, L.P.

(11) Based on a Form 13G filed by Laurence W. Lytton with the Securities and Exchange Commission on June 24, 2016, reporting Mr. Lytton’s direct ownership of 600,000 shares of common stock acquired on June 14, 2016.

(12) RTW Investments, LLC is the investment manager of RTW Master Fund, Ltd. Roderick Wong is the Managing Member of RTW Investments, LLC and has sole voting and investment power over the shares beneficially owned by RTW Master Fund, Ltd.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons.

The Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party. Other than as described below, no transaction requiring disclosure under applicable federal securities laws occurred from January 1, 2014 through the date of this proxy statement that was submitted to the Board of Directors for approval as a “related party” transaction.

Related Party Transactions

Securities and Exchange Commission regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2014 through the date of this proxy statement (the “Reporting Period”), described below are certain transactions or series of transactions between us and certain related persons.

Employment and Consulting Agreements

Refer to the discussion under the heading “Employment Agreements and Arrangements” beginning on page 16 of this proxy statement, which is incorporated herein by reference.

Related Party Warrants

On April 16, 2012, pursuant to that certain Note and Warrant Purchase Agreement dated November 30, 2011, as amended by that certain Amendment No. 1 to the Note and Warrant Purchase Agreement on January 27, 2012, as amended by that certain Second Amendment to the Note and Warrant Purchase Agreement on March 7, 2012, Viveve, Inc. issued ten (10) year warrants to purchase 250,001, 240,510 and 9,490 shares of Series B Preferred Stock at an exercise price of $0.40 per share to GBS Venture Partners Pty Ltd., as trustee for GBS BioVentures III (“GBS”), 5AM Ventures II, L.P. (“5AM Ventures”) and 5AM Co-Investors II, L.P. (“5AM Co-Investors” and together with 5AM Ventures, the “5AM Parties”), respectively (collectively, the “2012 Series B Warrants”). Brigitte Smith, a member of our Board, is the managing partner of GBS. Mark Colella, a former member of our Board, is a principal of the 5AM Parties.

The 2012 Series B Warrants were terminated and cancelled in full pursuant to the terms and conditions of a Warrant Termination Agreement, dated May 9, 2014, by and between Viveve, Inc. and 5AM Ventures II, a Warrant Termination Agreement, dated May 9, 2014, by and between Viveve, Inc. and 5AM Co-Investors II and a Warrant Termination Agreement, dated May 9, 2014, by and between Viveve, Inc. and GBS. In accordance with the terms of the respective warrant termination agreements, GBS and the 5AM Parties acknowledged and agreed that the benefits received from the closing of the merger with PLC Systems Acquisition Corporation, which was completed on September 23, 2014, including the portion of the merger consideration issued to each such party in accordance with the terms of the merger agreement, constituted full and fair consideration to terminate and cancel the 2012 Series B Warrants.

Related Party Convertible Bridge Notes

On March 5, 2014, Viveve, Inc. entered into a note purchase agreement, as amended on May 9, 2014, and May 29, 2014 (the “March 2014 Note Purchase Agreement”) pursuant to which Viveve issued convertible promissory notes in the aggregate principal amount of $1,500,000 to certain investors, including 5AM Ventures II, GBS, and Alta Bioequities, L.P. (“Alta”). The notes accrued interest at 9% per annum and were exchanged for common stock in a private offering that was completed on September 23, 2014. Daniel Janney, a member of our Board, is the managing director of Alta.

In conjunction with the completion of the merger with PLC Systems Acquisition Corporation, all of the convertible notes issued to the 5AM Parties, which totaled $3,125,000 in principal amount, were cancelled in full in accordance with the terms and conditions of certain 5AM Note Termination Agreements while the convertible notes issued to GBS, which totaled $1,750,000 in principal amount, were cancelled in full in exchange for 117,950 shares of our common stock in accordance with the terms and conditions of that certain GBS Note Exchange Agreement. The remaining convertible promissory notes issued to the 5AM Parties and GBS were exchanged for common stock in a private offering that was completed on September 23, 2014. In addition, upon the closing of the merger with PLC Systems Acquisition Corporation, outstanding warrants to purchase securities of Viveve, Inc. issued to GBS and the 5AM Parties were also cancelled in accordance with the terms of those certain Warrant Termination Agreements, dated May 9, 2014.

Stock Issuances

On May 14, 2015, in connection with the closing of a private placement (the “May 2015 Private Placement”), we issued an aggregate of 782,095 shares of common stock at $2.96 per share to certain related persons in accordance with the terms and conditions of that certain Securities Purchase Agreement by and between the Company and certain accredited investors, for aggregate proceeds of approximately $2,315,000 from such related persons. The purchases included $6,000,000 from Stonepine Capital, L.P. (“Stonepine”), a holder of greater than 10% of our outstanding shares, $999,999.74 from Alta, $240,509.62 from 5AM Ventures II, $9,490.13 from 5AM Co-Investors II, $50,000.32 from Patricia Scheller, our Chief Executive Officer, $15,000.17 from Scott Durbin, our Chief Financial Officer, $749,999.99 from an IRA established for James Atkinson, our President and Chief Business Officer, and $249,999.75 from the Atkinson Family Revocable Trust, of which James Atkinson is co-trustee.

On June 17, 2016, the Company closed its underwritten public offering (the “Offering”) of approximately 3,105,000 shares of common stock, including the exercise of the underwriters’ overallotment option, at a public offering price of $5.00 per share. Certain of our officers, directors and affiliates purchased an aggregate of 607,500 shares of common stock at $5.00 per share in the Offering. The purchases included $1,500,000 from Stonepine, a holder of greater than 10% of our outstanding shares of common stock, $1,000,000 from Alta, $500,000 from an IRA established for James Atkinson, our President and Chief Business Officer, $30,000 from Patricia Scheller, our Chief Executive Officer, and $7,500 from Scott Durbin, our Chief Financial Officer. The shares purchased by these related persons are subject to a lock-up provision for a period of 90 days following June 14, 2016, as required under a lock-up agreement with the underwriters.

Other Agreements

In connection with the May 2015 Private Placement, the Company entered into a certain letter agreement with Stonepine, pursuant to which, for so long as Stonepine owns at least 15% of the Company’s outstanding equity securities, (a) Stonepine shall have the option, but not the obligation, to designate a Stonepine representative to serve on the Company’s Board, subject to and in accordance with the Company’s charter and organizational documents and the Yukon Business Corporations Act; and (b) the Company and its subsidiaries shall not contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any subsidiary (including debt securities with an equity component) in any form (“Future Offerings”), unless it shall have first delivered to Stonepine written notice describing the proposed Future Offering and providing Stonepine an option to purchase up to its Aggregate Percentage (as hereafter defined) of the securities to be issued in such Future Offering. “Aggregate Percentage” at any time with respect to Stonepine means the percentage obtained by dividing (i) the aggregate number of shares of Common Stock initially issued to Stonepine pursuant to the Agreement by (ii) the aggregate number of shares of Common Stock outstanding, on a fully diluted basis, on the date of the Agreement.

Equity Grants to Board Members and Executive Officers

On May 11, 2016 and effective as of that date, the Company’s Board adopted the Independent Director Compensation Policy, as amended by Amendment No. 1 to the Independent Director Compensation Policy on July 11, 2016 (collectively, the “Policy”). Under the Policy, each independent director will be paid an annual retainer of $25,000, payable by the Company in quarterly installments in restricted stock awards (“RSAs”) to be issued pursuant to the Company’s 2013 Stock Option and Incentive Plan, as amended (the “2013 Plan”). An additional annual retainer of $7,500 in RSAs will be paid to Arlene Morris as Chair of the Compensation Committee. Daniel Janney will receive an annual retainer of $10,000 in RSAs as Chair of the Audit Committee and $5,000 in RSAs as Chair of the Governance and Nominating Committee. In addition, Brigitte Smith will receive an annual retainer of $15,000 in RSAs as the Chairperson of the Board. The independent directors will also be granted equity-based awards under the 2013 Plan, including (i) an initial award of options to purchase the Company’s common stock pursuant to the 2013 Plan (“Stock Options”) with a value at the time of issuance of two times the Subsequent Award (as defined below) in effect at the time of election (the “Initial Award”); and (ii) an annual award of Stock Options with a value at the time of issuance of approximately 0.035% of the outstanding shares of the Company’s common stock on a fully diluted basis (the “Subsequent Award”). The Initial Award and Subsequent Award will vest and become exercisable in 36 equal monthly installments beginning on the first day of the month following the date of grant. Independent directors will also be entitled to receive reimbursement for reasonable out-of-pocket travel expenses in accordance with the Company’s existing policies.

Pursuant to the Policy, the Board granted to each of the directors appointed on May 11, 2016, namely Ms. Bush, Ms. Morris and Ms. Jorn, together with Jon Plexico who was appointed as a director on March 14, 2016, a 10-year option to purchase 5,250 shares of the Company’s common stock at a price of $7.74 per share.

Report of the Audit Committee

The Audit Committee of the Board has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2015 with management;

●

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communication with Audit Committees,” including a discussion with management and the independent public accountants about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company’s consolidated financial statements; and

●

received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with Burr Pilger Mayer, Inc. matters relating to its independence. The Audit Committee concluded that Burr Pilger Mayer, Inc. is independent from the Company and management.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by Burr Pilger Mayer, Inc. for the fiscal year ended December 31, 2015 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

Daniel Janney

Jon Plexico

Arlene Morris

Proposal 1 – Election Of Directors

Nominees for Election

The following individuals, all of whom are currently serving on our Board of Directors, are nominated for election this year (listed in alphabetical order):

●	Lori Bush

●	Daniel Janney

●	Debora Jorn

●	Jon Plexico

●	Arlene Morris

●	Patricia Scheller

●	Brigitte Smith

If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes cast on the resolution. There is no cumulative voting in the election of directors.

If elected, each of these individuals will serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board of Directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

The relevant experiences, qualifications, attributes or skills of each nominee that led our Board of Directors to recommend the above persons as the nominees for director are described in the section entitled “Executive Officers, Directors, and Corporate Governance.”

The Board of Directors recommends a vote “FOR” the election of each of the nominated directors.

PROPOSAL 2 – APPROVAL OF THE VIVEVE MEDICAL, INC. AMENDED AND RESTATED 2013 STOCK OPTION AND INCENTIVE PLAN

The Viveve Medical, Inc. 2013 Stock Option and Incentive Plan (the “Original Plan”) was originally adopted by the Board on April 22, 2013 and approved by the stockholders on June 6, 2013, as amended by the First Amendment to the Original Plan adopted by the Board on April 28, 2014 and approved by the stockholders on September 18, 2014, as amended by the Second Amendment to the Original Plan adopted by the Board on June 4, 2015 and approved by the stockholders on July 22, 2015 (collectively, the “2013 Plan”).

The Board believes that stock-based incentives are essential to attract and retain the services of individuals who are likely to make significant contributions to our success, to encourage ownership of our common stock by employees and directors, and to promote our success by providing both rewards for exceptional performance and long-term incentives for future contributions to the Company.

The 2013 Plan currently authorizes the issuance of up to 1,262,500 shares of common stock (or approximately 11.9% of our outstanding shares as of July 21, 2016). As of July 21, 2016, 1,128,485 of those shares have been issued or are subject to outstanding awards, leaving only 134,015 shares available for future awards. The Board does not believe that the number of shares available for issuance under the Plan is sufficient in light of our compensation strategy and objectives. Accordingly, the Board is proposing to adopt the proposed Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”), to amend and restate the 2013 Plan in its entirety, and to increase the maximum number of shares reserved and available for awards under the Plan (the “Stock Issuable”) by 737,500 shares, from 1,262,500 to 2,000,000, increasing the percentage ratio of the amount of shares available under the Plan to approximately 18.9% of outstanding shares as of July 21, 2016. The Board is also proposing adding an “evergreen” provision to the Plan which will automatically increase annually, on the first day of each January during the term, the Stock Issuable by an amount equal to the lesser of (i) the number of shares that will increase the Stock Issuable by 4% of the total number of shares of common stock outstanding (on a fully diluted basis) or (ii) an amount determined by the Board.

On July 21, 2016, the closing price of the Company’s common stock was $4.90.

The Board recommends that stockholders approve the Plan, a copy of which is attached hereto as Appendix A, in order to allow the Company to continue to offer stock options and alternative equity awards to employees, directors and consultants as part of its overall compensation package. Set forth below is a description of the Plan. Our stockholders should read carefully the entire Plan.

Material Features of the Plan

The following is a summary of the material features of the Plan and its operation. The summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

General

The purpose of the Plan is to encourage and enable the officers, employees, directors and other key persons (including consultants and prospective employees) of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company in order to more closely identify their interests with those of our stockholders and to strengthen their desire to remain with the Company. This is done through the grant of stock options (both incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock awards, deferred stock awards and unrestricted stock awards as well as other types of awards, performance units, and performance shares, as the Administrator (as defined below) may determine.

Authorized Shares

Subject to the adjustment provisions contained in the Plan, which includes the proposed “evergreen” provision, stockholders are being asked to approve an increase in the number of shares of the Company’s common stock reserved for issuance under the Plan (the “Stock Issuable”) to 2,000,000 shares.

Adjustments to Shares Subject to the Plan

The Stock Issuable will automatically increase annually, on the first day of each January during the term, by an amount equal to the lesser of (i) the number of shares that will increase the Stock Issuable by 4% of the total number of shares of common stock outstanding (on a fully diluted basis) or (ii) an amount determined by the Board.

The Stock Issuable will be adjusted in the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock.

Administration

The Board has delegated administration of the Plan to the Board’s Compensation Committee (the “Administrator”). The Administrator may further delegate administration of the Plan to the Chief Executive Officer with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code.

Subject to the terms of the Plan, the Administrator has the sole discretion to select the individuals who will receive awards, to determine the type of award to be granted and the terms and conditions of such awards, including the number of Issuable Shares that will be covered by an award, to accelerate vesting of an award, to determine and modify from time to time the terms and conditions of an award, including restrictions, not inconsistent with the terms of the Plan, to extend the time period during which options can be exercised and at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it deems advisable, to interpret the terms and provisions of the Plan and any award (including related written instruments), to make all determinations it deems advisable for the administration of the Plan, to decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan.

Eligibility

Awards may be granted to full or part-time officers and other employees, non-employee directors and key persons (including consultants and prospective employees) of the Company, as selected from time to time by the Administrator in its sole discretion.

Transferability of Awards

Unless determined otherwise by the Administrator, awards granted under the Plan generally are not transferable other than by will or by the laws of descent or distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Corporate Events

In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of common stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the common stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the Plan and all outstanding awards shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of the awards by the successor entity, or the substitution of the awards with new awards of the successor entity, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, all options and stock appreciation rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular awards in the relevant award documentation, and each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding options and stock appreciation rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event.

Termination or Amendment

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding award without the holder’s consent. Except as otherwise provided in the Plan, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding stock options or stock appreciation rights or effect repricing through cancellation and re-grants or by exchanging a stock option or stock appreciation right for any other award. Plan amendments will be subject to approval by the stockholders entitled to vote at a meeting of stockholders.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants of stock options under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to recipients of stock options. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

If an employee exercises a non-qualified stock option, ordinary income will be recognized on the date of exercise equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price and we will be entitled to a tax deduction in that amount. If the employee disposes of the shares acquired upon exercise of a non-qualified stock option, the employee will recognize long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Administrator may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO STOCK OPTION AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

The following table sets forth information about the 2013 Plan as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (2013 Plan)	979,151	$$5.96	243,046

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of common stock voted on the proposal and represented at the Annual Meeting in person or by proxy is required to approve the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan.

The Board of Directors recommends that you vote “FOR” approval of the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”), that will (i) increase the maximum number of shares of common stock reserved and available for awards under the Plan (the “Stock Issuable”) from 1,262,500 shares to a total of 2,000,000 shares and (ii) add an “evergreen” provision automatically increasing annually, on the first day of each January during the term, the Stock Issuable by an amount equal to the lesser of (i) the number of shares that will increase the Stock Issuable by 4% of the total number of shares of common stock outstanding (on a fully diluted basis) or (ii) an amount determined by the Board of Directors.

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Burr Pilger Mayer, Inc. (“BPM”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2016. BPM has served as our independent registered public accounting firm since 2014.

Effective September 23, 2014, McGladrey LLP (“McGladrey”) resigned from the Company as its independent registered public accounting firm as a result of the merger with PLC Acquisition Corporation, which the Board accepted.

Neither the report of McGladrey for the years ended December 31, 2012 and 2013 (the “Audited Years”), nor subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company's audited financial statements in its Annual Report on Form 10-K for the Audited Years contained a going concern qualification. The Company had no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to McGladrey’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our financial statements.

There were no disagreements or other “reportable events” as that term is described in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation S-K, occurring within the Audited Years and the subsequent interim periods through the date of dismissal.

On September 23, 2014, following stockholder approval at an annual meeting in connection with the merger with PLC Systems Acquisition Corporation, the Company engaged BPM as its independent registered public accounting firm. During the fiscal year ended December 31, 2013 and the interim periods preceding the engagement, the Company did not consult BPM regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Stockholder ratification of the selection of BPM as our independent registered public accounting firm is not required by our Bylaws or the Delaware General Corporation Law. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of BPM as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2016. In making its recommendation to the Board that stockholders ratify the appointment of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2016, the Audit Committee considered whether BPM’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved the audit fees, audit-related fees, tax fees and all other fees described below in accordance with our pre-approval policy and believes such fees are compatible with the independence of BPM.

	2015	2014
Audit Fees	$190,000	$130,000
Audit Related Fees	$0	$59,000
Tax Fees	$13,000	$10,000
All Other Fees	$0	$0
Total Fees	$203,000	$199,000

Audit Fees. Represents fees for professional services provided for the audit of our annual financial statements, services that are performed to comply with generally accepted auditing standards, and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees. Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees. Represents professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees. BPM was paid no other fees for professional services during the fiscal years ended December 31, 2015 and 2014.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2015.

Burr Pilger Mayer, Inc. Representatives at Annual Meeting

We expect that representatives of BPM will be physically present or available via phone at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of common stock voted on the proposal and represented at the Annual Meeting in person or by proxy is required to approve this proposal.

The Board recommends that stockholders vote “FOR” ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Proposal 4 – NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion beginning on page 14 of this proxy statement. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of the Company’s executive compensation program.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through securing, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth. We believe that it achieves these goals by (i) offering competitive base salaries to the named executive officers and (ii) offering the named executive officers participation in equity compensation plans.

Our Board of Directors encourages our stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating our compensation programs and practices applicable to the named executive officers.

Vote Required and Recommendation

This vote is advisory and not binding on the Company. The affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting is required to approve the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

The Board recommends that stockholders vote “FOR” the approval of the non-binding advisory proposal regarding executive compensation as described in this Proposal 4.

Requirements For Advance Notification of Stockholder Proposals

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2017 Annual Meeting of stockholders must be received by us no later than March 30, 2017, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals should be addressed to our Corporate Secretary at 150 Commercial Street, Sunnyvale, California 94086.

Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Committee for next year’s Annual Meeting.

Other Matters

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2015 is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting. The Annual Report includes the consolidated financial statements, and management’s discussion and analysis of financial condition and results of operations. The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to, or call, Jim Robbins, Vice President of Finance of Viveve Medical, Inc., 150 Commercial Street, Sunnyvale, California 94086, telephone number (408) 530-1900.

Copies of the documents referred to above that appear on our website are also available, without charge, upon request by any stockholder addressed to our Vice President of Finance, Viveve Medical, Inc., 150 Commercial Street, Sunnyvale, California 94086.

APPENDIX A

VIVEVE MEDICAL, INC.

AMENDED AND RESTATED

2013 STOCK OPTION AND INCENTIVE PLAN

VIVEVE MEDICAL, INC.

AMENDED AND RESTATED

2013 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Viveve Medical, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board or a similar committee performing the functions of the Compensation Committee and that is comprised of not less than two Non-Employee Directors who are independent.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 12.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is traded on a national securities exchange the Fair Market Value of the Stock will equal the closing sales price as reported on the principal exchange or market for the Stock on such date. If there is no trading on such date, the determination shall be made by reference to the last date preceding such date for which there was trading.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award. Each such period shall not be less than three months.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)	Committee. The Plan shall be administered by the Compensation Committee (the “Administrator”).

(b)	Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)	to select the individuals to whom Awards may from time to time be granted;

(ii)

to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)	to determine the number of shares of Stock to be covered by any Award;

(iv)

to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)	to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)	subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii)

at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards.  The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s organizational documents or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)     Stock Issuable.  Subject to adjustment as provided in Section 3(b) and Section 3(c), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,000,000 shares of Stock (the “Stock Issuable”). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan.

Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than a grant date fair value equivalent of $1,000,000 of shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Increases in the Stock Issuable.  Notwithstanding Section 3(a) above, commencing on the first January 1 following the Effective Date and on each January 1 thereafter during the term of the Plan, the number of shares of Stock which shall be made available for sale under the Plan shall be increased by that number of shares of Stock equal to the lesser of: (i) 4% of the Company’s outstanding shares of Stock (on a fully diluted basis) on the applicable January 1 and (ii) a lesser number of shares of Stock as determined by the Board.

(c) Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(d) Mergers and Other Transactions.  In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(d), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(e) Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Stock Options Granted to Employees and Key Persons.  The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A)	In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)

Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C)

By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an Internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Non-transferability of Options.  No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights.  A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, provided that all Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

(d) Stock Appreciation Rights Term.  The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder.  Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards.  A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder.  During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Restrictions.  A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Cash-Based Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a) Performance Criteria.  The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (x) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (y) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (z) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) revenues, sales or market share; (vii) net income (loss) or earnings per share; (viii) computer support availability; (ix) expense margins or operating efficiency (including budgeted spending limits) or (x) project development milestones, any of which may relate to the Company or any Subsidiary, division, operating unit or business segment of the Company, or any combination of the foregoing, and may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and, for financial measures, may be based on numbers calculated in accordance with U.S. generally accepted accounting principles or on an as adjusted basis.

(b) Grant of Performance-based Awards.  With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards.  Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable.  The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is a grant date fair value number of Shares (subject to adjustment as provided in Section 3(c) hereof) equal to $1,000,000 or $1,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 12. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee only as a component of an Unrestricted Stock Award, a Restricted Stock Award or a Deferred Stock Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13. TAX WITHHOLDING

(a) Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b) Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or by exchanging a Stock Option or Stock Appreciation Right for any other Award. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d).

SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(f) Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No Incentive Stock Option may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by the Board of Directors (provided that the Plan was approved by stockholders within 12 months of such date) and no other Award may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by stockholders.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

VIVEVE MEDICAL, INC.
150 COMMERCIAL STREET
SUNNYVALE, CA 94086

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Lori Bush
02 Daniel Janney
03 Deborah Jorn
04 Arlene Morris
05 Jon Plexico
06 Patricia Scheller
07 Brigitte Smith

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

02 0000000000

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000296796_1 R1.0.1.25

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

VIVEVE MEDICAL, INC.
Annual Meeting of Stockholders
August 22, 2016 12:00 PM local time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Patricia Scheller and Scott Durbin, and each of them, as proxy holder, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIVEVE MEDICAL, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, local time on August 22, 2016, at the Rosewood Sand Hill Hotel, 2825 Sand Hill Road, Menlo Park, CA, 94025, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance of the recommendations of the Board of Directors.

Continued and to be signed on reverse side

0000296796_2 R1.0.1.25